UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Hepion Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Hepion Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, NJ 08837

NOTICE OF SPEICAL MEETING OF STOCKHOLDERS

To Be Held on December 15, 2022

Dear Stockholder:

We are pleased to invite you to attend the Special Meeting of stockholders (the “Special Meeting”) of Hepion Pharmaceuticals, Inc. (“Hepion” or the “Company”), which will be held on December 15, 2022 at 9:00 a.m. local time at our offices, located at 399 Thornall Street, First Floor, Edison, NJ 08837, for the following purposes:

1.	To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

2.	To transact such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

Our board of directors has fixed the close of business on November 8, 2022 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Special Meeting to our stockholders. Registration and seating will begin at 8:00 a.m. Shares of common stock can be voted at the Special Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Special Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting. If you do not plan on attending the Special Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. You can also vote your shares via the internet at: http://annualgeneralmeetings.com/hepa/. Even if you do plan to attend the Special Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Special Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on December 15, 2022 at 9:00 a.m. local time at 399 Thornall Street, First Floor, Edison, NJ 08837.

The proxy statement is available at: http://annualgeneralmeetings.com/hepa/

By the Order of the Board of Directors

/s/ Gary S. Jacob
Gary S. Jacob
Chairman of the Board of Directors

Dated: November __, 2022

Whether or not you expect to attend the Special Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Hepion Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, NJ 08837

PROXY STATEMENT

2021 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 15, 2022

The board of directors (the “Board”) of Hepion Pharmaceuticals, Inc. (“Hepion” or the “Company”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at our offices, located at 399 Thornall Street, First Floor, Edison, NJ 08837, on December 15, 2022, at 9:00 a.m. local time, including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Robert Foster, Ph.D. and John Cavan, our Chief Executive Officer and Chief Financial Officer, respectively, as your proxies for the Special Meeting and you are authorizing Dr. Foster and Mr. Cavan to vote your shares at the Special Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Special Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or SEC, to give you when we ask you to sign a proxy card designating Dr. Foster and Mr. Cavan as proxies to vote on your behalf.

How do I attend the Special Meeting?

The Special Meeting will be held on December 15, 2022, at 9:00 a.m. local time at our offices, located at 399 Thornall Street, First Floor, Edison, NJ 08837. Directions to the Special Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Special Meeting is discussed below.

Who May Attend the Special Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Special Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Who is Entitled to Vote?

The Board has fixed the close of business on November 8, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only stockholder who owned our common stock on November 8, 2022 are entitled to vote at the Special Meeting. Om November 8, 2022, there were 76,229,617 shares of our common stock outstanding. In addition, on November 8, 2022 there were (i) 85,581 shares of Series A Preferred Stock; (ii) 1,900,000 shares of Series F Preferred Stock and (iii) 100,000 shares of Series G Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote per share held on the record date. Each share of Series A Preferred Stock is entitled to vote on any matter with the holders of common stock on an as converted basis. The Series F Preferred Stock and the Series G Preferred Stock do not have any voting rights except with respect to a reverse stock split proposal, including the reverse stock split proposal presented at the Special Meeting, or otherwise as required by law. With respect to the reverse stock split proposal, (i) each share of share of Series F Preferred Stock is entited to ten (10) votes on such proposal and (ii) each share of Series G Preferred Stock is entitled to 100,000 votes on such proposal, which is referred to as supermajority voting; however the votes by the holder of Series G Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock and Series F Preferred Stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Special Meeting are voted FOR Proposal 1, then the Company will count 50.5% of the votes cast (or votes) by the holder of the Series G Preferred Stock as votes FOR Proposal 1. Holders of Common Stock, Series A Preferred Stock, Series F Preferred Stock and Series G Preferred Stock will vote on the Reverse Stock Split proposal as a single class. The Series F Preferred Stock and Series G Preferred Stock is only entitled to vote, with respect to the reverse stock split proposal. On the Record Date, there were 10,095,232,801 votes with respect to our common stock outstanding (including 3,184 shares of common stock issuable upon conversion of the Series A Preferred Stock, 19,000,000 shares of common stock issuable upon conversion of our Series F Preferred Stock and 10,000,000,000 votes available with respect to our Series G Preferred Stock).

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I voting on?

There is one (1) matter scheduled for a vote:

1.	To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders;

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed in a proxy delivered before the Special Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Special Meeting and on all matters incident to the conduct of the Special Meeting. If you are a registered stockholder and attend the Special Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Special Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

Each share of our common stock (including shares of common stock issuable upon conversion of Series A Preferred Stock and Series F Preferred Stock) that you own as of November 8, 2022 entitles you to one vote. Each share of Series G Preferred Stock is entitled to 100,000 votes to be voted with the common stock for each share held on the November 8, 2022 record date

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when one-third (1/3) of the votes entitled to vote as of the Record Date, are represented in person or by proxy (including shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock). Thus, 3,365,077,601 votes must be represented in person or by proxy to have a quorum at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, either the chairperson of the Special Meeting or our stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders;

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will count votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Special Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Our common stock is listed on the Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: Proposal No. 1 for the approval of the reverse stock split is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE rules apply to all brokers that are members of the NYSE, this prohibition applies to the Special Meeting even though our common stock is listed on the Nasdaq Capital Market.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Special Meeting. However, generally, our By-Laws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
The grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders	A majority of the votes entitled to vote thereon at the Special Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the reverse stocks split, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Hepion, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: 399 Thornall Street, First Floor, Edison, NJ 08837, Attention: Secretary, or by facsimile at 732-902-4100. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matter to be voted upon at the Special Meeting.

How can I Find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2023 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 399 Thornall Street, First Floor, Edison, NJ 08837 and received no later than March 26, 2023, and no earlier than February 25, 2023 to be includable in the Company’s proxy statement and related proxy for the 2023 Annual Meeting. However, if the date of the 2023 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, June 24, 2023, to be considered for inclusion in proxy materials for our 2023 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 399 Thornall Street, First Floor, Edison, NJ 08837, a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

PROPOSAL 1

THE REVERSE STOCK SPLIT PROPOSAL

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On June 3, 2022, the Company received written notice (the "Notice") from the Nasdaq Stock Market, LLC ("Nasdaq") indicating that the bid price for the Company’s common stock (the "Common Stock"), for the last 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, the Company was not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until November 30, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period. If the Company is not in compliance by November 30, 2022, it may qualify for a second 180 calendar day compliance period. If we di not qualify for, or fails to regain compliance during the second compliance period, then the Nasdaq will notify the Company of its determination to delist its Common Stock, at which point the Company would have an option to appeal the delisting determination to a Nasdaq hearings panel.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition, the Reverse Stock Split will be a necessary tool in order to satisfy its contractual obligations with regard to the issuance of common stock upon proper exercise of its outstanding warrants, convertible note, restricted stock units and options.

The terms of the Series G Preferred Stock are set forth in a Certificate of Designation of Series G Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware, and effective on November 4, 2022. The Series G Preferred Stock does not have any voting rights except with respect to a reverse stock split proposal, including the Reverse Stock Split proposal presented at the Special Meeting, or otherwise as required by law. With respect to the Reverse Stock Split proposal, each outstanding share of Series G Preferred Stock is entitled to 100,000 votes on such proposal, which is referred to as supermajority voting (or 10,000,000,000 votes in the aggregate); however the votes by the holder of Series G Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of Common Stock and Series F Preferred Stock who vote on this proposal. For example, if 50.5% of the shares of Common Stock voted in person or by proxy at the Special Meeting are voted FOR Proposal 1, then the Company will count 50.5% of the votes cast (or votes) by the holder of the Series G Preferred Stock as votes FOR Proposal 1. Holders of Common Stock, Series A Preferred Stock, Series F Preferred Stock and Series G Preferred Stock will vote on the Reverse Stock Split proposal as a single class.

The Board of Directors determined that it was in the best interests of the Company to provide for supermajority voting of the Series G Preferred Stock in order to obtain sufficient votes for the Reverse Stock Split proposal and thereby to attempt to avoid delisting by Nasdaq of the Common Stock. Due to the required proportional voting structure of the Series G Preferred Stock that mirrors the actual voting by holders of the Common Stock and Series F Preferred Stock, the supermajority voting will serve to reflect the voting preference of the holders of Common Stock and Series F Preferred Stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of Common Stock.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class, on this item at the Special Meeting is required for approval of this Proposal 1. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 1 unless otherwise specified.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of Record Date, based on 76,229,617 shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Hepion Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey 08837.

		Shares of	Shares of
	Number of	common stock	common stock	Percentage of
	Shares	issuable upon	issuable upon	common stock
	Benefically	exercise of	exercise of	Benefically
Beneficial Owner	Owned	stock options	warrants	owned
Directors and Executive Officers
John Cavan	14,936	137,519	123	*
Dr. Robert Foster	45,861	215,107	-	*
Gary S. Jacob	12,197	92,785	123	*
John Brancaccio	7,039	91,332	25	*
Timothy Block	-	91,276	-	*
Arnold Lippa	138	91,110	123	*
Thomas Adams	-	91,051	-	*
Petrus Wijngaard	30,006	40,000	-	*
Anand Reddi	-	-	-	-
Dr. Kaouthar Lbiati	-	-	-	-
All current executive officers and directors as a group (10 persons)	110,177	850,180	394	1.2

* less than one percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2020 or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

None

OTHER MATTERS

We have no knowledge of any other matters that may come before the Special Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Special Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mailings, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, we will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (732) 902-4000, or submit a request in writing to our Secretary, c/o Hepion Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, NJ 08837. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

By Order of the Board of Directors

/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chairman of the Board of Directors

Noevember __, 2022

APPENDIX A

CERTIFICATE OF AMENDMENT
to the
CERTIFICATE OF INCORPORATION
of
HEPION PHARMACEUTICALS, INC.

HEPION PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Hepion Pharmaceuticals, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 15, 2013, as amended on May 25, 2018; May 31, 2019; and July 23, 2019 ( the “Certificate of Incorporation”).

SECOND: ARTICLE IV, SECTION I of the Corporation’s Certificate of Incorporation shall be amended by inserting the following language at the end of such section which shall read as follows:

“Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each (    ) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into (    ) fully paid and nonassessable shares of common stock, par value of $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.”

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the          day of                , 2022.

HEPION PHARMACEUTICALS, INC.

By:
Name:
Title:

PROXY CARD

HEPION PHARMACEUTICALS, INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON December 15, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Robert Foster, Ph.D. and John Cavan, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Hepion Pharmaceuticals, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on December 15, 2022 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on December 15, 2022 at 9:00 am local time at the Company’s offices located at 399 Thornall Street, First Floor, Edison, NJ 08837. The proxy statement is available at www.pstvote.com/hepion2021.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Hepion Pharmaceuticals, Inc. to be held at the Company’s offices located at 399 Thornall Street, First Floor, Edison, NJ 08837, on December 15, 2022, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

1. Proposal to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty (1-for-20) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:	, 2022

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.	VIA INTERNET:

Login to http://annualgeneralmeetings.com/hepa/

Enter your control number (12 digit number located below)

2.	VIA MAIL:

Pacific Stock Transfer Company, Inc.

6725 Via Ausi Pkwy, Suite 300

Las Vegas, NV 89119

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on December 14, 2022.